EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of January 27, 1995, by and between NPC
International, Inc., a Kansas corporation (the "Company") and James K. Schwartz (the "Executive"). The Executive is employed currently by the Company as Vice President Finance, Chief Financial Officer and Treasurer.

                      W I T N E S S E T H:

          WHEREAS, the Company desires to employ the Executive as Executive Vice President and Chief Operating Officer and the Executive is willing to render his services to the Company on the terms, covenants and conditions with respect to such employment hereinafter set forth;

          NOW, THEREFORE, in consideration of the promises, terms and conditions hereof, the Company and the Executive agree as follows:

          1. Employment. The Company employs the Executive and the Executive accepts such employment with the Company upon the terms and conditions hereinafter set forth. The Executive represents and warrants that neither the execution by him of this Agreement nor the performance by him of his duties and obligations hereunder will violate any agreement to which he is a party or by which he is bound.

          2.        Term.  The term of employment hereunder shall be five
(5)  years  and shall commence on the date and year  first  above written  and  end on January 26, 2000, unless renewed  or  sooner
terminated  pursuant  to Paragraph 12 of  this  Agreement.   This
Agreement may be renewed for one year periods by the mutual written agreement of the parties.

          3. Duties. The Executive is employed as Executive Vice President and Chief Operating Officer of the Company and shall render  his  services at the principal business  offices  of  the
Company,  as  such may be located from time to  time.   As  Chief
Operating  Officer  of  the  Company,  the  Executive  has   full
responsibility and authority for the day-to-day operation of  the business  of the Company.  If, hereafter, the office of President of  the Company becomes vacant, then the Executive's title  shall immediately become President and Chief Operating Officer  of  the
Company   and   this   Paragraph  3  of  this   Agreement   shall
automatically be so amended. The Executive shall report directly to the Chairman of the Board of Directors of the Company (the
"Board") and shall have such authority and shall perform such duties as are customarily performed by one holding the position as described in this Paragraph 3; subject, however, to such limitations, instructions, directions, and control as the Board may specify from time to time in its sole discretion.

          4. Exclusive Services. The Employee shall devote all necessary working time, ability and attention to the business of the Company during the term of this Agreement and shall not, directly or indirectly, render any material services of a business, commercial, or professional nature to any other person,
corporation,   or   organization  whether  for  compensation   or
otherwise, without the prior consent of the Board of Directors of the Company.

          5. Compensation. As compensation for his services in any capacity rendered under this Agreement, the Executive shall be entitled to receive the following:

               a. Base Salary. The Company shall pay the Executive a base salary ("Base Salary") at the rate of $185,000 per annum.
     The Base Salary shall be payable in accordance with the ordinary payroll practices of the Company.

               b.        Bonus.  The Executive shall be entitled to a minimum
     annual  bonus  of $25,000, accrued and paid  quarterly.   In
     addition, at annual or approximate annual intervals after the end of each fiscal year during the Executive's employment under this Agreement, the Board shall conduct, or cause to be conducted, a review of the Executive's performance, giving attention to all pertinent factors, including without limitation the performance of the Company, the growth of the Company (excluding major divestitures) and the value of the stock. Following such review, the Board may award and pay an additional bonus in excess of the minimum annual bonus to the Executive, provided the maximum aggregate annual bonus to the Executive shall not exceed forty percent (40%) of the Executive's Base Salary less the minimum annual bonus of $25,000.

               c. Stock Options. The Company awards, by separate agreement, to the Executive, as of the date first above written and pursuant to the Company's 1994 Stock Option Plan, nonqualified stock options to purchase 100,000 shares of Class B common stock of the Company, at an exercise price equal to the Class B common stock closing price on the date first above written. These options vest as follows: (i) fifty percent (50%) of the total grant (50,000 shares) shall vest immediately; and
     (ii) fifty percent (50%) of the total grant (50,000 shares) shall vest at the rate of 25% per year of continued employment with the Company commencing from January 17, 1995. A copy of the stock option agreement between the Company and the Executive is attached and made a part of this Agreement.

          6. Residence Expenses. The parties acknowledge that the Executive's current residence in the Pittsburg, Kansas area is under  contract  for  sale and therefore  not  available  to  the
Executive.  Consequently, the Company shall pay to the  Executive
$10,000  for  the  expenses in connection with  moving  household
goods  and  other  costs  associated  with  the  move  from   the
Executive's current residence to a new residence. In addition, if the Executive sells his residence after this Agreement is terminated for any reason other than termination for cause pursuant to Paragraph 12(c), the Company shall reimburse the Executive for any losses incurred, up to a maximum of $25,000.
Any such loss is calculated as the difference between the purchase price of the residence plus improvements (supported by evidence of payment and up to a maximum of $5,000) and the selling price.

          7. Benefits. In addition to the compensation to be paid to the Executive pursuant to Paragraph 5 of this Agreement, the Executive shall further be entitled to participate in any health, disability group term life insurance, pension, retirement or profit sharing plan, or any other fringe benefit which may be extended generally from time to time to employees or executive officers of the Company, including, but not limited to, paid vacation as provided in the Company's senior executive vacation policy.

          8. Business Expenses. Subject to such rules and procedures as from time to time are specified by the Company, the Company shall reimburse the Executive on a monthly basis for reasonable business expenses incurred in the performance of his duties under this Agreement. The Executive shall account to the Company for such expenses in accordance with Company policy. Reimbursement of meals in other than Company restaurants shall have a business purpose, including, but not limited to, team building and planning. A reasonable business expense also includes attendance by the Executive, and other persons recommended by the Executive, at industry conferences that might improve knowledge of the industry, provide networking opportunities or identify potential acquisition targets, provided, however, that attendance by persons other than the Executive must be for other than merely social purposes unless otherwise agreed by the Chairman of the Board.

          9. Non-Competition. The Executive covenants and agrees that, during the period of his employment, he shall not, without the  prior  written consent of the Board, directly or indirectly, as  an employee, employer, consultant, agent, principal, partner, shareholder,  corporate officer, director, or through  any  other kind of ownership (other than ownership of securities of publicly held  corporations  of which the Executive owns  less  than  five percent  (5%) of any class of outstanding securities) or  in  any other  representative or individual capacity, engage in or render any  services  to any business in competition with  the  business then  being conducted by the Company, or any subsidiary  thereof, at any place in which the Company then conducts any business.  In the  event that the Executive terminates his employment with  the
Company  pursuant  to  Paragraph 12(a) or is  terminated  by  the
Company  pursuant to Paragraph 12(c) (and except as  provided  in
Paragraph  13,  below) the Executive agrees  that  such  covenant against competition shall continue for a period of two (2)  years from  the  end  of  the  month in which such termination  becomes
effective.   If  at  any time the foregoing provisions  shall  be
deemed to be invalid or unenforceable by reason of being vague or unreasonable  as  to  duration  or  place  of  performance,  this
Paragraph 9 shall be considered divisible and shall become and be immediately amended to include only such time and such  areas  as shall  be determined to be reasonable and enforceable by a  court of  competent  jurisdiction; and the Company  and  the  Executive expressly  agree that this Paragraph 9, as so amended,  shall  be
valid   and  binding  as  though  any  invalid  or  unenforceable
provision had not been included herein.

          10.       Solicitation of Employees.    The Executive covenants
and agrees that, during the period of his employment and for a two (2) year period following termination of his employment, he shall not, without the prior written consent of the Board, directly or indirectly, solicit, engage or hire for employment or employ an employee of the Company, or its affiliates, for himself or any other person or entity.

          11. Remedies for Breach of Covenants of the Executive. The covenants set forth in Paragraphs 9 and 10 of this Agreement shall  continue to be binding upon the Executive, notwithstanding the termination of his employment with the Company for any reason
whatsoever.   Such  covenants shall be deemed  and  construed  as
separate agreements independent of any other provisions  of  this
Agreement  and  any other agreement between the Company  and  the
Executive.  The existence of any claim or cause of action by  the
Executive  against  the  Company,  whether  predicated  on   this
Agreement  or  otherwise, shall not constitute a defense  to  the
enforcement  by the Company of any or all of such covenants.   It
is expressly agreed that the remedy at law for the breach of any such covenant is inadequate and injunctive relief shall be available to prevent the breach or any threatened breach thereof.

          12. Termination. This Agreement (other than Paragraphs 9 and 10 hereof which shall survive any termination hereof) may be terminated as follows:

               a. By the Executive. The Executive may terminate this Agreement at any time by giving sixty (60) days prior written notice of termination to the Board. The Executive shall receive any compensation accrued on the date of termination and shall not be entitled to any compensation beyond the actual date of termination, including any annual bonus not yet accrued or awarded.

               b. By the Company Without Cause. The Board, without cause, may terminate this Agreement at any time by written notice
     to  the  Executive.   In  the case of  such  termination  or
     Constructive Termination (hereinafter defined), the Executive shall be entitled to any bonus accrued on or before the effective date of such termination and the Company shall continue to pay to the Executive an amount equal to his then current Base Salary for one year after the effective date of termination. The term constructive termination ("Constructive Termination") in this Subparagraph b of Paragraph 12 shall mean a permanent involuntary relocation of the Executive from the Pittsburg, Kansas area or a permanent substantial diminution in the prestige or function of employment within the Company, and the Executive terminates this Agreement upon sixty (60) days prior written notice to the Company. The Executive shall be entitled to continuation of coverage for six months after the effective date of termination or Constructive Termination under all Company paid or partially paid health, disability, or group life insurance plans or any retirement, pension, or profit sharing plans, in each case at such level as had been available to the Executive immediately prior to the termination or Constructive Termination, subject to the coverage, terms and conditions of such plans.

               c. By the Company with Cause. The Board may, in its sole discretion and judgment and upon written notice effective immediately, terminate this Agreement at any time for cause, which includes but is not limited to the following:

                    (1) If the Executive is convicted of a crime punishable by imprisonment;

                    (2) If the Executive willfully fails to comply with the terms and conditions of this Agreement specifically including, but not limited to, the covenants set forth in Paragraphs 9 and 10 hereof, and fails to cure any such breach or failure within ten (10) days after written notice thereof given by the Company to the Executive; or

                    (3) If the Executive willfully and continually neglects to substantially perform his duties hereunder, after demand for substantial performance is delivered by the Board that specifically identifies the manner in which the Board believes the Executive has not substantially performed his duties.

                The Executive shall receive any Base Salary and bonus accrued on the date of such termination and shall not be entitled to any compensation, including rights to any bonus or other benefits set forth herein, beyond the effective date of termination under this Subparagraph c of Paragraph 12.

               d. Change of Control. If within one year following a change of control event as defined in the Company's 1994 Stock
     Option Plan, either: (i) the Executive's employment with the Company or a successor entity is terminated by the Company or a successor entity other than for cause (as defined above) or failure to renew this Agreement; (ii) the Executive terminates employment because of (1) a permanent substantial diminution in the prestige or function of employment with the Company or successor entity as compared to the position and attributes of employment on the date of this Agreement; or (2) as a result of any reduction in the Base Salary of the Executive; then the Executive will continue to receive from the Company or such successor entity, as the case may be, the Base Salary which the Executive was receiving as of the date of this Agreement for a period of one (1) year following the event as described in (i) or
     (ii) above. Such compensation to be paid in accordance with the Company's (or successor entity's) customary payroll practice.

               e. Physical or Mental Illness Incapacity. This Agreement shall terminate as a result of the Executive's incapacity due to physical or mental illness, the earlier of either: (i) the date when the Executive is eligible for coverage under the Company's long-term disability insurance plan; or (ii) the date when the Executive shall have been absent from his duties hereunder on a full-time basis for a period of six consecutive months, and within ten (10) days after written notice of termination is given (which may occur before or after the end of such six month period) shall not have returned to the performance of his duties hereunder on a full-time basis. During any period that the Executive fails to perform his duties due to incapacity, the Executive shall continue to receive from the Company his Base
     Salary and any accrued or awarded bonus until the effective date for termination of this Agreement. The rights and benefits of the Executive under employee benefit and fringe benefit plans, the 1994 Stock Option Plan and other programs of the Company shall be determined in accordance with the terms and provisions of such plans and programs, provided, however, that in no case shall these rights and benefits be extended beyond ninety (90) days from the termination of this Agreement.

               f. Death. This Agreement shall terminate as a result of the death of the Executive. The designated beneficiary or beneficiaries shall be entitled to receive any Base Salary installments and any accrued reimbursable expenses or bonus due in the month of death. The rights and benefit plans and programs of the Company shall be determined in accordance with the terms and provisions of such plans and programs.

          13. Arbitration of Disputes. Except for Paragraphs 9 and 10, any dispute or claim arising out of or relating to this
Agreement or any termination of the Executive's employment  shall be  settled by arbitration in Kansas City, Missouri in accordance
with   the   then  current  rules  of  the  American  Arbitration
Association pertaining to employment disputes, and judgment upon any award rendered therein may be entered in any court having proper jurisdiction.

          14. Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed as follows:

               a.        If to the Company:

                    NPC International, Inc.
                    Chairman of the Board of Directors
                    720 W. 20th Street
                    Pittsburg, KS  66762

               b.        If to the Executive:

                    James K. Schwartz
                    720 W. 20th Street
                    Pittsburg, KS  66762

           Either party may change its address for notice by giving notice in accordance with the terms of this Paragraph 14.

          15.       General Provisions.

               a. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

               b. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid or enforceable.

               c. Attorney Fees. If any action at law or in equity, including an action for declaratory relief or under the arbitration provisions of Paragraph 13, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party. These fees shall be in addition to any other relief that may be awarded.

               d. Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.

               e. Binding Effect. This Agreement shall extend to and be binding upon and inure to the benefit of the parties hereto, their respective heirs, representatives, successors and assigns.
     This Agreement may not be assigned by the Executive.

               f. Waiver. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of the breach of any other term or provision of this Agreement.

               g. Titles. Titles of the paragraphs herein are used solely for convenience and shall not be used for interpretation or construing any word, clause, paragraph, or provision of this Agreement.


               h. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

           IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.


Executive:                              NPC International, Inc.:



                                   By:
James K. Schwartz                       Chairman of the Board